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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 1, 1997

                           AMERICA SERVICE GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

           0-19673                                        51-0332317
     (Commission File No.)                  (I.R.S. Employer Identification No.)

                          105 Westpark Drive, Suite 300
                           Brentwood, Tennessee 37027
                    (Address of Principal Executive Offices)

                                 (615) 373-3100
              (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events

         On October 1, 1997, America Service Group Inc. (the "Company") executed a Plan and Agreement of Merger (the "Merger Agreement") with MedPartners, Inc., a Delaware corporation ("MedPartners"), pursuant to which a wholly owned subsidiary of MedPartners will be merged with and into the Company (the "Merger"). Pursuant to the Merger Agreement, each share of Common Stock of the Company will be converted into and represent the right to receive .71 shares of common stock, par value $.001 per share, of MedPartners. The Merger is conditioned upon, among other things, approval by stockholders of the Company and upon certain regulatory approvals. The Merger Agreement is attached as
Exhibit 2.1 hereto and its terms are hereby incorporated herein by reference.

         On October 1, 1997, MedPartners and the Company issued a press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

          (c)     Exhibits:

                  2.1 Plan and Agreement of Merger, dated October 1, 1997, by and among America Service Group Inc., MedPartners, Inc. and ASG Merger Corporation, a wholly owned subsidiary of MedPartners, Inc.

                  99.1 Press Release of MedPartners, Inc. and America Service Group Inc., dated October 1, 1997.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            AMERICA SERVICE GROUP INC.

                                            /s/    MICHAEL CATALANO
                                            -----------------------------------
                                            By:    Michael Catalano
                                                   Executive Vice President and
                                                   General Counsel

Dated: October 1, 1997